UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

GBank Financial Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-42621	82-3869786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9115 West Russell Road Suite 110
Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 851-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBFH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Form 8-K filed with the SEC on September 3, 2025, Mr. T. Ryan Sullivan, a director and the President and Chief Executive Officer of GBank Financial Holdings Inc. (the “Company”) and its subsidiary, GBank (the “Bank”), provided early notice of his intent not to renew his employment agreement with the Company and the Bank, which is currently set to expire on August 31, 2026.

On September 29, 2025, Mr. Sullivan notified the Company of his intention to resign from his positions as a member of the Board of Directors of both the Company and the Bank effective September 30, 2025.

Effective September 30, 2025, the Company and Mr. Sullivan have entered into a Separation and Consulting Services Agreement (the "Agreement") to address certain compensation and related items resulting from Mr. Sullivan's separation from the Company and the Bank, while delivering certain consulting services to provide for continuity during this time of transition.

In connection with the Agreement, Mr. Sullivan will receive a lump sum payment of $525,000, together with all accrued and unused paid time off, as well as payment in full covering Mr. Sullivan and his dependent's COBRA premiums for a period of eighteen months from the effective date. Vesting will continue for all restricted stock awards issued and granted to Mr. Sullivan pursuant to the Company's incentive plans for the period in which Mr. Sullivan provides consulting services.

Additionally, as part of the Agreement, the Company has engaged Mr. Sullivan as an executive consultant beginning October 1, 2025 and continuing through the earlier of (i) June 30, 2026 (nine months); or (ii) the date the agreement is terminated. Upon the expiration of the consulting term, Mr. Sullivan's remaining unvested restricted stock awards shall be surrendered. The Company and Mr. Sullivan may mutually agree to extend the consulting term. In consideration for the consulting services, Mr. Sullivan shall receive a monthly retainer of $40,000.

There are no family relationships between Mr. Sullivan and any director or executive officer of the Company or the Bank.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation and Consulting Services Agreement between GBank Financial Holdings and T. Ryan Sullivan

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBANK FINANCIAL HOLDINGS INC.

Date:	September 30, 2025	By:	/s/ Jeffery E. Whicker
Jeffery E. Whicker Executive Vice President and Chief Financial Officer